Exhibit 10.11

FIRST AMENDMENT TO THE

2004 STOCK OPTION PLAN OF GOODMAN GLOBAL, INC.

Goodman Global, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, has previously adopted the 2004 Stock Option Plan of Goodman Global, Inc. (as amended from time to time, the “Plan”).

In order to amend the Plan in certain respects, this First Amendment to the Plan has been adopted by a resolution of the Board of Directors of the Company on March 1, 2005, effective as set forth below. This First Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. Effective as of March 1, 2005, Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

Section 2.1 Shares Subject to Plan. The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, the aggregate number of such shares which may be issued upon exercise of Options shall not exceed 533,438 shares of Common Stock.

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Executed on March 14, 2005

GOODMAN GLOBAL, INC.

By:	/s/ Ben D. Campbell
Officer